EXHIBIT 4.1


                             CERTIFICATE OF INCORPORATION
                                          OF
                               WCI HOLDINGS CORPORATION


                                    ARTICLE FIRST

                    The name of the corporation is WCI Holdings Corporation (the "Corporation").

                                    ARTICLE SECOND

                    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                    ARTICLE THIRD

                    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE FOURTH

                    The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of the par value of $1.00 per share. All such shares shall be of one class and shall be designated "Common Stock."

                                    ARTICLE FIFTH

                    The name and mailing address of the incorporator is as follows:

                    Name                          Address

               Neil E. Grayson                    Cravath, Swaine & Moore
                                                  One Chase Manhattan Plaza
                                                  New York, N.Y.  10005

                                    ARTICLE SIXTH

                    For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

                    (a) the number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws of the Corporation;

                    (b) in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal the By-laws of the Corporation;

                    (c) in addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-laws of the Corporation;

                    (d) any director or any officer elected or appointed by the stockholders or by the Board of Directors, or any Committee thereof, may be removed at any time by a unanimous consent of the stockholders or in such other manner as shall be provided in the By-laws of the Corporation; and

                    (e) unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE SEVENTH

                    No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                    ARTICLE EIGHTH

                    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or

                                                                          2

          other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                    (a)  the  material  facts  as  to   his  or  their
               interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                    (b) the material facts about his or their interest and about the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                    (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

                    Interested directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction. No director or officer shall be liable to account to the Corporation for any profit realized by him from or through such contract or transaction solely by reason of the fact that he or any other corporation, partnership, association, or other organization in which he is a director or officer, or has a financial interest, was interested in such contract or transaction.

                                    ARTICLE NINTH

                    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by such laws except as the by-laws of the corporation may otherwise
                                                                          3

          provide.    Such
          indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, including insurance purchased and maintained by the Corporation, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                    ARTICLE TENTH

                    The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Certificate of Incorporation as authorized by the laws of the State of Delaware) in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH.

                    IN WITNESS WHEREOF, I, Neil E. Grayson, the sole incorporator of WCI Holdings Corporation, have executed this Certificate of Incorporation ont his 20th day of September, 1988, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Certificate of Incorporation are true.


                                             / S / NEIL E. GRAYSON

                                             Neil E. Grayson
                                             Sole Incorporator




                                                                          4

                               CERTIFICATE OF AMENDMENT
                                        OF THE
                             CERTIFICATE OF INCORPORATION
                                          OF
                               WCI HOLDINGS CORPORATION


                    WCI Holdings Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

                    FIRST:    That  Article  FOURTH of  the  Certificate of
          Incorporation of the Corporation is hereby deleted and the following is substituted therefor:

                    "The  total number  of shares  of stock  which the
               Corporation   shall   have   authority   to   issue  is
               16,001,000, consisting of:

                    "(a) 1,000 shares of Common Stock, par value $1.00
               per share, which shall be designated "Common Stock". Each share of Common Stock shall be entitled to one vote per share; and

                    "(b) 16,000,000  shares  of  Preferred Stock,  par
               value $0.01 per share ('Preferred Stock'). The Board of Directors of the Corporation is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series, by resolution or resolutions and by filing a certificate pursuant to the applicable laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, the provisions of the shares thereof including, but not limited to, the following:

                    "(1) the distinctive designation  of such  series,
               the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                    "(2) whether the shares  of such series shall have
               voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                    "(3) The  dividends,  if   any,  payable  on  such
               series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or



                                                                          2

               relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                    "(4) whether the  shares of such  series shall  be
               subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

                    "(5) the amount or amounts payable upon  shares of
               such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding-up, or upon any distribution of the assets, of the Corporation;

                    "(6) whether the  shares of  such series shall  be
               subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                    "(7) whether  the shares  of such series  shall be
               convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                    "(8) the limitations and restrictions, if  any, to
               be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                    "(9) the conditions or  restrictions, if any, upon
               the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                    "(10)     any   other   powers,  preferences   and
               relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

                    "The    powers,    preferences    and    relative,
               participating, optional and other special rights of each series of Preferred Stock, and the qualifications,



                                                                          3

               limitations or restrictions thereof, if ny, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative."

                    SECOND: That the amendment set forth above was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by approval of the Board of Directors of the Corporation and by written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

                    IN WITNESS WHEREOF, I, James R. Birle, have executed this Certificate of Amendment on this 10th day of April, 1989, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Certificate of Amendment are true.

                                             WCI HOLDINGS CORPORATION,

                                                  by
                                                     / S / JAMES R.  BIRLE

                                                       James R. Birle
                                                       Co-Chairman of the
                                                       Board of Directors

          Attest:

          / S / THOMAS J. CAMPBELL
          Thomas J. Campbell
             Secretary

          [Seal]



                 CERTIFICATE OF THE POWERS, DESIGNATION, PREFERENCES
                AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS,
              AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE

                           15-1/2% CUMULATIVE EXCHANGEABLE
                              REDEEMABLE PREFERRED STOCK
                             (Par Value $0.01 Per Share)

                                          OF

                               WCI HOLDINGS CORPORATION

                            Pursuant to Section 151 of the
                   General Corporation Law of the State of Delaware

               The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of WCI Holdings Corporation, a Delaware corporation (hereinafter called the "Company"), by action by unanimous written consent dated as of April 10, 1989, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

               "RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, as amended (hereinafter called the 'Certificate of Incorporation'), the Board of Directors hereby provides for the issuance of a series of Preferred Stock (as such term is defined in the Certificate of Incorporation) of the Company to consist of 16,000,000 shares, and fixes the powers, designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series of Preferred Stock, in addition to those set forth in the Certificate of Incorporation, as follows:

                    "1.  Designation.  There is hereby designated  a series
               of Preferred Stock known as the 15-1/2% Cumulative Exchangeable Redeemable Preferred Stock, par value $0.01 per share, (the 'Preferred Stock'), consisting of 16,000,000 shares, issuable by the Company pursuant to authority granted to the Board of Directors in Article FOURTH of the Certificate of Incorporation, which authorizes the issuance of preferred stock having such rights and other terms as may be determined by the Board of Directors.

                    "2.  Rank.   The Preferred Stock shall, with respect to
               dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank senior to the Company's common stock, par value $1.00 per share (the 'Common Stock'), and to all other classes and series of stock of the Company now or hereafter authorized, issued or outstanding, other than any stock of the Company ranking senior to or pari passu with the Preferred Stock as to dividend rights or rights upon
                                          1



               liquidation, winding-up  or dissolution  of the
               Company either authorized after the date hereof in compliance with paragraph 10(c)(i) or issued after the date hereof in compliance with paragraph 10(c)(i) (the Common Stock and such other classes and series of stock collectively referred to herein as the 'Junior Securities'). The Preferred Stock shall be subject to the creation of such senior stock, such pari passu stock and Junior Securities to the extent not expressly prohibited by this Certificate.

                    "3.  Dividends.    (a)  The holders  of  shares of  the
               Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company and out of the assets of the Company available for the payment of dividends under the provisions of the General Corporation Law of the State of Delaware, dividends payable at the rate of $3.875 per share per annum (subject to increase as provided below). Such dividends shall be payable quarterly on the first day of February, May, August, and November in each year (each of such dates a 'Dividend Payment Date') commencing with the later of (i) August 1, 1989 and (ii) the first such date after the time the merger of WCI Acquisition Corporation, a Delaware corporation, into Wickes Companies, Inc., a Delaware corporation ('Wickes'), shall become effective (the 'Merger Effective Time'); except that if such first day is not a business day then such dividends shall be payable on the next succeeding business day. (As used herein, the term "business day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions are authorized or required by law to close in the City of New York.) Dividends on each share of Preferred Stock shall begin to accrue and be cumulative on outstanding shares of the Preferred Stock (whether or not in any quarterly period there shall be assets of the Company legally available for the payment of such dividends) from and including the date of initial issuance of such share. The amount of any dividends 'accrued' on any share of Preferred Stock at any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and excluding such Dividend Payment Date, whether or not earned or declared, and the amount of dividends 'accrued' on any share of Preferred Stock at any date other than a Dividend Payment Date shall be calculated as the amount of any unpaid dividends accumulated to and excluding the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period from and including such last preceding Dividend Payment Date to and excluding the date as of which the calculation is made.

                    "All dividends on the Preferred Stock shall be computed
               on the basis of the number of days elapsed in a 360-day year consisting of 12 months of 30 days each. Such dividends shall
                                          2


               be paid to the holders of record of shares of the Preferred Stock as they appear on the stock register of the Company on such date as shall be fixed by the Board of Directors of the Company; provided, however, such date shall not be less than 10 days nor more than 60 days prior to the applicable Dividend Payment Date.

                    "Dividend arrearages for any past dividend periods  may
               be declared and paid at any time to holders of record on such date as may be fixed by the Board of Directors of the Company; provided, however, such date shall not be less than 10 days nor more than 60 days prior to the date of payment.

                    "(b) All  dividends on  the  Preferred  Stock shall  be
               payable in cash, except that dividend payments with respect to quarterly dividends accruing on or prior to February 1, 1995 (whenever such dividends are actually paid), may be paid in whole or in part in additional shares of the Preferred Stock if the Board of Directors of the Company so directs. All such dividends paid in additional shares of Preferred Stock shall be paid at a rate of 0.04 shares of Preferred Stock for each $1 of such dividends not paid in cash. The issuance of Preferred Stock at the prescribed rate shall constitute full payment of the portion of such dividends payable in kind. Except as described below with respect to fractional shares of Merger Preferred Stock, all dividends paid with respect to shares of the Preferred Stock, whether and to the extent in cash or in kind, shall be paid pro rata to the holders entitled thereto. No interest or sum of money in lieu of interest or additional shares of Preferred Stock shall be payable in respect of any accumulated unpaid dividends on the Preferred Stock (whether such unpaid dividends are subsequently paid in kind or in cash).

                    "(c) Only  whole  shares  of  Preferred  Stock  will be
               issued upon the payment of dividends in kind on the Preferred Stock. In lieu of the fractional portion of the aggregate number of shares of Preferred Stock otherwise payable to a record holder of Preferred Stock at any time as dividends in kind ('Fractional Shares'), such record holder will receive a payment in cash equal to such record holder's proportionate interest in the net proceeds from the sale or sales in the open market of the aggregate of all Fractional Shares otherwise payable as a dividend. Such sale or sales shall be effected promptly after the record date fixed for determining the holders entitled to payment of the dividend.

                    "(d) (i) Holders of shares of the Preferred Stock shall
               be entitled to receive the dividends provided for in paragraph 3(a) in preference to and in priority over any dividends upon any of the Junior Securities.

                                          3

                    "(ii)     The Company shall not (x) declare, pay or set
               apart funds for payment of any cash dividends on shares of Common Stock or any other shares of Junior Securities, (y) purchase, redeem or otherwise retire any Junior Securities or warrants, rights or options exercisable for shares of Junior Securities (and shall not set apart funds for such payment with respect thereto), or (z) make any distributions with respect to Junior Securities or any warrants, rights or options exercisable for any Junior Securities (except dividends or distributions on shares of Junior Securities in shares of any Junior Securities), unless (I) full cumulative dividends on the Preferred Stock shall have been paid prior to, or shall be paid concurrently with, the time of such declaration, payment, setting apart, purchase, redemption, retirement or distribution for each Dividend Payment Date on or prior to such time and (II) any redemption required to have been made on or prior to such time pursuant to paragraph 4(b) and, if such time is on or prior to the 10th anniversary of the Merger Effective Time, the redemption of Preferred Stock set forth in paragraph 4(a) shall have been made prior to, or shall be made concurrently with, such time (it being understood that the failure of the Company to effect such a redemption as a result of the absence of assets legally available therefor shall not constitute compliance with this clause (II)).

                    "(iii)    Notwithstanding  anything  contained in  this
               Certificate to the contrary, no dividends on shares of the Preferred Stock shall be declared by the Board of Directors of the Company or paid or set apart for payment by the
               Company at such time as the terms and provisions of any contract or other agreement of the Company or any or its subsidiaries entered into or assumed at or prior to the Merger Effective Time, or any refinancings (including multiple refinancings) of such contracts or agreements, prohibit such declaration, payment or setting apart for payment or Provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing contained in this Certificate shall in any way or under any circumstances be construed or deemed to require the Board of Directors of the Company to declare or the Company to set apart for prepayment any dividends on shares of the
               Preferred Stock, whether or not permitted by any of such agreements. The failure of the Board of Directors of the Company to declare a dividend in reliance upon the immediately preceding sentence shall not be construed or deemed to prevent the accrual of such undeclared dividend.

                    "(e) Subject   to  the  foregoing  provisions  of  this
               paragraph 3 and to the provisions of paragraph 9, the Board of Directors may declare, and the Company may pay, make or set apart for payment, dividends and other distributions on, and
                                          4

               the Company may purchase, redeem or otherwise retire, any Junior Securities or any warrants, rights or options exercisable for shares of Junior Securities, and the holders of shares of Preferred Stock shall not be entitled to share therein.

                    "(f) If, at any time on or after the second anniversary
               of the Merger Effective Time, the Affiliated Common Equity Interest shall be less than $75,000,000, from and after such time the dividend rate for all outstanding Preferred Stock shall be increased to $3.9375 per share per annum. 'Affiliated Common Equity Interest' means from time to time the amount of the aggregate of all equity contributions to WCI Holdings II Corporation, a Delaware corporation ('Parent'), on or before such time by Blackstone Capital Partners L.P., a Delaware limited partnership, or any successor thereto ('Blackstone Partners'), Wasserstein, Perella Partners, L.P., a Delaware limited partnership, or any successor thereto ('WP Partners'), and all owners of a limited partnership interest in, or employees of, Blackstone Partners or WP Partners who had co-investment rights or a similar opportunity to invest in investments made by Blackstone Partners or WP Partners at the time of their equity contribution to Parent (Blackstone Partners, WP Partners and all such persons who on or before such time shall have made such equity contributions, or any successor thereto, collectively, the 'Affiliated Investors') minus any amounts received by Affiliated Investors as dividends on, redemptions of or sales of equity interest in Parent (other than sales by an Affiliated Investor to another Affiliated Investor), it being understood that payments to an Affiliated Investor of amounts characterized for this purpose by Parent (in its sole discretion and notwithstanding the characterization of such payments for any other purpose) as fees or expenses shall not constitute dividends. As used in this Certificate, a 'Person' shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof. The Company will by first-class mail send to each record holder a written notice of any such change in the dividend rate on the Preferred Stock within 15 days of such change.

                    "4.  Scheduled Redemption.    (a)   Subject    to   the
               Company having funds legally available therefor, the Company shall be obligated to redeem all outstanding shares of Preferred Stock on the 10th anniversary of the Merger Effective Time. Such redemption of shares of Preferred Stock pursuant to this paragraph 4(a) shall be at a redemption price equal to the Liquidation Preference (as defined below) per share together with accrued but unpaid dividends (whether or not declared) through the date fixed for redemption.

                                          5
                    "(b) To the extent the Company shall have funds legally
               available  therefor, if  at  any time  prior  to the  second anniversary of the Merger Effective Time, the Affiliated Common Equity Interest is less than $75,000,000, the Company will be obligated within 45 days (or the next following business day if the 45th following day is not a business day) to set apart out of funds legally available therefor, funds sufficient to redeem all shares of Preferred Stock then outstanding. Such a redemption shall be at the Optional Redemption Price (as defined below) plus all accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

                    "(c) If the funds of  the Company legally available for
               any redemption pursuant to this paragraph 4 at the redemption date are insufficient to redeem such Preferred Stock, funds to the extent legally available for the purpose will be used to redeem the number of shares of Preferred Stock that legally may be redeemed. If the Company at any time shall fail to discharge any obligation to redeem shares of Preferred Stock pursuant to this paragraph 4, such obligation shall be discharged as soon as the Company is able to do so.

                    "5.  Optional Redemption.     All  or  any part  of the
               Preferred Stock may be redeemed by the Company at its election at any time and from time to time in whole or in part, by resolution of the Board of Directors, at a cash price per share equal to the sum of (i) the Optional Redemption Price plus (ii) any accrued and unpaid dividends thereon, whether or not declared, to the date fixed for the redemption: provided, however, that, if and when any quarterly dividend shall have accrued on the Preferred stock and shall not have been paid or declared and a sufficient sum set apart for payment for any Dividend Payment Date on or prior to the date fixed for redemption, the Company may not redeem any shares of the Preferred Stock unless all shares of the Preferred Stock when outstanding are redeemed. The Optional Redemption Price shall equal for redemptions with a date fixed for redemption (a) that is on or prior to the first anniversary of the Merger Effective Time, 101% of the Liquidation Preference per share, (b) after the first anniversary of the Merger Effective Time to and including the second anniversary of the Merger Effective Time. 101.5% of the Liquidation Preference per share, and (c) thereafter, 102% of the Liquidation Preference per share.

                    "6.  Selection of the Preferred  Stock To Be Redeemed.
               If fewer than all the outstanding shares of the Preferred Stock not previously called for redemption or exchange are to be redeemed pursuant to paragraph 5, the Board of Directors of the Company shall select the shares of the Preferred Stock to be redeemed from outstanding shares not previously called for

                                          6


               redemption  by  lot or  pro  rata as
               determined by the Board of Directors of the Company, in its sole discretion; provided, however, that the Board of Directors of the Company may in selecting shares for redemption choose to redeem all shares of Preferred Stock held by holders of a number of such shares not to exceed 99 as may be specified by the Board of Directors (with all other shares to be redeemed, if any, so selected by lot or pro rata).

                    "7.  Notice of Redemption.    At least 30 days  but not
               more than 60 days prior to the date fixed for any redemption of shares of the Preferred Stock, written notice of such redemption shall be mailed to each holder of record of shares of Preferred Stock to be redeemed at the address shown on the stock transfer books of the Company or, if no such address appears or is given, at the place where the principal executive office of the Company is located; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption. Each such notice shall specify (i) the number of shares to be redeemed from such holder, (ii) the numbers of the certificates of the shares being redeemed, (iii) the date fixed for redemption, (iv) the redemption price, (v) the place or places at which payment may be obtained, (vi) the provision of this Certificate pursuant to which the shares are to be redeemed, and (vii) that dividends on the shares to be redeemed shall cease to accrue on the date fixed for such redemption.

                    "8.  Status   of  Shares   of   Preferred  Stock   upon
               Redemption. (a) Upon due surrender of the certificates for any shares of Preferred Stock to be redeemed, such shares of Preferred Stock shall be redeemed by the Company at the applicable redemption price. In case fewer than all the shares of Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Preferred Stock without cost to the holder thereof. Unless there shall have been a default in payment of the redemption price, from and after any date fixed for redemption, dividends on the shares of Preferred Stock so called for redemption shall cease to accrue, such shares of Preferred Stock shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price without interest) shall cease with respect to such shares. From and after any date fixed for redemption, shares of the Preferred Stock redeemed by the Company shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Company.

                                          7

                    "(b) If at any time  the Company shall have irrevocably
               deposited in trust with a trustee for the benefit of the holders of all shares of Preferred Stock money or direct noncallable obligations of the United States maturing as to principal and interest in such amounts and at such times as are sufficient to pay all future dividends on all shares of Preferred Stock at the scheduled Dividend Payment Dates through the 10th anniversary of the Merger Effective Time (or any earlier date duly fixed for an optional redemption thereof), and the redemption price thereof, then, from and after the date on which such provision has been made, such Preferred Stock shall no longer be deemed to be outstanding except for purposes of accruals of quarterly dividends and shall not have the status of shares of Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company quarterly dividends and the applicable redemption price without interest) shall cease with respect to such shares. Without limiting the foregoing, any shares deemed not to be outstanding pursuant to this paragraph 8(b) shall not be subject to the provisions of paragraphs 3(f) and 4(b).

                    "(c) All  moneys  so deposited  with  or  held by  such
               trustee which remain unclaimed by the holders of shares of Preferred Stock 730 days after the date such moneys are payable to holders of shares of Preferred Stock shall be paid by such trustee to the Company, and thereafter the holders of such shares of Preferred Stock shall look only to the Company for payment.

                    "9.  Liquidation, Dissolution or Winding-Up.    In  the
               event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash equal to $25.00 per share (the 'Liquidation Preference') plus any accrued and unpaid dividends to the date fixed for liquidation, dissolution or winding-up, whether or not declared, before any distribution is made on any Junior Securities, including the Common Stock. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to holders of the Preferred Stock shall be insufficient to pay the holders of outstanding Preferred Stock the full amounts to which they shall be entitled under this paragraph 9, the holders of the Preferred Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full amount to which they would otherwise be respectively entitled. After payment of the full amount of Liquidation Preference to which they are entitled plus all accrued and unpaid dividends, whether or not declared, the holders of the
                                          8


               Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the property or assets of the Company, nor the consolidation or merger or other business combination of the Company with or into any other corporation or corporations, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding-up of the Company.

                    "10. Voting  Rights.    (a)  The holders  of shares  of
               Preferred Stock shall not be entitled to any voting rights except as expressly provided in this paragraph 10 or as otherwise provided by law.

                    "(b) (i)  If at any time  or times dividends payable on
               the then outstanding Preferred Stock shall be in arrears and unpaid in an aggregate amount equal to the amount of five consecutive quarterly dividends on the then outstanding Preferred Stock, then the number of directors constituting the Board of Directors of the Company, without further action, shall be increased by two and the holders of Preferred Stock shall have the exclusive right, voting separately as a class, to elect the directors of the Company to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                    "(ii)   Whenever such  voting right shall  have vested,
               such right may be initially exercised at a special meeting of the holders of Preferred Stock called as hereinafter provided, at any annual meeting of stockholders held for the purpose of electing directors or by the written consent of the holders of Preferred Stock pursuant to Section 228 of the General Corporation Law of the State of Delaware. Such voting right shall continue until such time as all cumulative dividends on Preferred Stock accrued through the latest Dividend Payment Date on or before such time shall have been paid in full, at which time such voting right of the holders of Preferred Stock shall terminate, but such voting right shall again vest in the event of each and every subsequent arrearage in dividends in the requisite amount as described above.

                    "(iii)   At any time  when such voting right shall have
               vested in the holders of Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of any holder of record of Preferred Stock then outstanding, call a
                                          9

               special meeting of holders of Preferred Stock; provided, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders. Any holder of Preferred Stock which would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph 10(b)(iii).

                    "(iv)     At  any  meeting  at  which  the  holders  of
               Preferred Stock shall have the right to elect directors as provided in this paragraph 10(b), the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Preferred Stock shall be required and be sufficient to constitute a quorum. At any such meeting or adjournment thereof, the absence of a quorum of the holders of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Preferred Stock.

                    "(v) For  so long  as the  aforesaid voting  rights are
               vested in the holders of Preferred Stock, the term of office of all directors elected by the holders of Preferred Stock shall terminate upon the election of their successors by the holders of Preferred Stock; provided, however, that any director who shall have been elected by holders of the Preferred Stock may be removed at any time, either with or without cause, only by the affirmative vote of the holders of record of a majority of the outstanding shares of the Preferred Stock at a duly called stockholders meeting. Upon any termination of such voting rights in accordance with paragraph 10(b)(ii), the term of office of all directors elected by the holders of Preferred Stock shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two.

                    "(vi)   In  case  of any  vacancy  occurring among  the
               directors  so elected  by  holders of  Preferred Stock,  the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected by the holders of Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Preferred Stock then outstanding may, in the manner provided in paragraph 10(b)(ii), elect successors to hold office for
                                          10
               the unexpired terms of the directors whose places shall be vacant.

                    "(c) (i)  Subject  to paragraph  10(c)(ii), so  long as
               any shares of Preferred Stock are outstanding, the Company will not, without the affirmative vote, or the written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, of the holders of at least the Required Majority of the outstanding shares of Preferred Stock (or such greater number as may be required by law), voting separately as a class:

                         (I) increase the authorized number of shares of Preferred Stock or create, authorize or issue any class or series of stock of the Company (other than shares of the Preferred Stock) ranking pari passu with the Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Company;

                         (II) make  any amendment, alteration  or repeal of
                    any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto so as to change the terms of the Preferred Stock to affect adversely the rights, powers, preferences or privileges of the Preferred Stock; or

                         (III) create, authorize or issue any class or series of stock of the Company ranking senior to the Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Company.

               The 'Required Majority' for any action referred to in clause
               (II) and (III) shall be two-thirds, and for any other action referred to in this paragraph 10(c)(i) shall be a simple majority.

                    "(ii)     Notwithstanding paragraph  10(a) or paragraph
               10(c)(i), holders of the Preferred Stock will have no voting rights in connection with a merger or consolidation of the Company with or into Wickes, as the surviving corporation in the merger referred to above, in which the Preferred Stock is converted into stock of Wickes with substantially the same terms as those set forth in this Certificate (as determined in good faith by the Board of Directors of the Company).

                    "(d) In connection with any  matter on which holders of
               the Preferred Stock are entitled to vote including, without limitation, the election of directors as set forth in this paragraph 10 or any matter on which the holders of the Preferred Stock are entitled to vote as a class or otherwise pursuant to the General Corporation Law of the State of Delaware or the provisions of the Certificate of Incorporation
                                          11
               of  the Company, each holder  of the Preferred
               Stock shall be entitled to one vote for each share of Preferred Stock held by such holder.

                    "11. Exchange Provisions.     (a)  On    any   Dividend
               Payment Date, the Company, at its sole option, may require the exchange of all or any part of the shares of the Preferred Stock then outstanding for the Company's 15-1/2% Junior Subordinated Exchange Debentures (the 'Exchange Debentures') on the notice set forth below. Holders of record of outstanding shares of the Preferred Stock as they appear on the stock register of the Company at the close of business on the record date for such exchange shall be entitled to receive Exchange Debentures having a principal amount equal to the sum of the Liquidation Preference plus any accrued and unpaid dividends, whether or not declared, on the Preferred Stock to the date of such exchange in exchange for each share of Preferred Stock held by them. At the time of such exchange (an 'Exchange Date'), the rights of the holders of the Preferred Stock then outstanding as stockholders of the Company shall cease (except for the right to receive the Exchange Debentures) and the persons entitled to receive the Exchange Debentures issuable upon Exchange shall be treated for all purposes as the holders of record of such Exchange Debentures. In the event such exchange would result in the issuance of any Exchange Debentures in a principal amount which is less than $1,000 or which is not an integral multiple of $1,000 (such principal amount less than $1,000 or the difference between such principal amount and the highest integral multiple of $1,000 that is less than such principal amount, as the case may be, being hereinafter referred to as a 'Fractional Principal Amount'), each holder of Preferred Stock otherwise entitled to a Fractional Principal Amount shall be entitled to receive a cash payment in lieu thereof equal to such holder's proportionate interest in the net proceeds by the Company or any agent appointed for the purpose from the sale or sales on the open market of the aggregate amount of such Exchange Debentures. The person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the related Exchange Date. The Exchange Debentures will be issued under an Indenture (the 'Indenture') between the Company and United States Trust Company of New York, as trustee, substantially in the form filed as an Exhibit to the Company's and Wickes' Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (File No. 33-27143), as amended pursuant to the terms of the Indenture. When no Exchange Debentures are outstanding, the Indenture may be changed as may be required by law, stock exchange rules or usage, or as may otherwise be agreed to by the Company and holders of a majority of the then outstanding shares of
                                          12
               Preferred   Stock.    The  Exchange
               Debentures shall have the terms and benefits provided in the Indenture.

                    "(b) If fewer  than all  the outstanding shares  of the
               Preferred Stock are to be exchanged, the Board of Directors of the Company shall select the shares of the Preferred Stock to be exchanged from the outstanding shares by lot or pro rata as determined by the Board of Directors of the Company, in their sole discretion; provided, however, that the Board of Directors of the Company may in selecting shares to be exchanged choose to exchange all shares of the Preferred Stock held by holders of a number of such shares not to exceed 100 as may be specified by the Board of Directors.

                    "(c) At least 30 days  but not more than 60  days prior
               to the Exchange Date, written notice of such exchange shall be mailed to each holder of record of shares of the Preferred Stock to be exchanged at the address shown on the stock transfer books of the Company or, if no such address appears or is given, at the place where the principal executive office of the Company is located; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such exchange. Each such notice shall specify (i) the number of shares of the Preferred Stock to be received in the exchange from such holder, (ii) the numbers of the certificates of the shares of Preferred Stock being exchanged, (iii) the principal amount of Exchange Debentures to be issued in exchange for such shares, (iv) the Exchange Date, (v) the place or places at which the shares of the Preferred Stock shall be exchanged for Exchange Debentures, and (vi) that dividends on the shares to be exchanged shall cease to accrue on the Exchange Date.

                    "(d) Upon surrender of the  certificates for any of the
               Preferred Stock so exchanged, such shares of Preferred Stock shall be exchanged by the Company at the required exchange rate. In case fewer than all the shares of Preferred Stock represented by any such certificate are exchanged, a new certificate or certificates shall be issued representing the unexchanged shares of Preferred Stock without cost to the holder thereof. From and after the Exchange Date, dividends on the shares of the Preferred Stock so called for exchange shall cease to accrue, such sharers of Preferred Stock shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Exchange Debentures upon exchange and the right to receive cash payments in lieu of Fractional Principal Amounts) shall cease with respect to such shares. From and after the related Exchange Date, shares of Preferred Stock exchanged for the Exchange Debentures shall be restored to the status of authorized but unissued shares of
                                          13


               preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Company."

               IN WITNESS WHEREOF, WCI Holdings Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by a Co-Chairman of its Board of Directors and attested by its Secretary, this 12th day of April, 1989.

                                   WCI HOLDINGS CORPORATION


                                   by  / S / James R. Birle
                                   Co-Chairman of the Board of Directors

          [Seal]

          Attest:

          / S /
                    Secretary



                                          14
                CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                               AND OF REGISTERED AGENT


          It is hereby certified that:

          1.   The  name  of   the  corporation  (hereinafter   called  the
               "corporation") is

                    WCI HOLDINGS CORPORATION

          2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-
               100, City of Dover   19901, County of Kent.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

          Signed on September 12, 1990.


                                               / S / DONALD W.  VAGSTAD

                                                   Assistant Vice President


          Attest:


          / S / PATRICIA A. WEST
                     Assistant Secretary



                                                          DE DCOFA 10/27/89



                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                               WCI HOLDINGS CORPORATION

                  Pursuant to Section 242 of the General Corporation
                             Law of the State of Delaware


               WCI Holdings Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

               FIRST: The Certificate of Incorporation of WCI Holdings Corporation shall be known after the date hereof as the Certificate of Incorporation of Collins & Aikman Holdings Corporation.

               SECOND: ARTICLE FIRST of the Certificate of Incorporation of the Corporation as heretofore amended is hereby deleted in its entirety and a new ARTICLE FIRST is substituted therefor to read in its entirety as follows:

                                    "ARTICLE FIRST

                    The name  of the  Corporation is Collins  & Aikman
               Holdings Corporation (the "Corporation")."

               THIRD: The amendment set forth above was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by approval of the Board of Directors of the Corporation and by the written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware of the holder of the outstanding capital stock of the Corporation entitled to vote.

               IN  WITNESS  WHEREOF,   the  Corporation  has   caused  this
          Certificate of Amendment to be executed this 15th day of July, 1992.

                                        WCI HOLDINGS CORPORATION

                                        By: / S / ROBERT S. FENTON

                                       Robert S. Fenton, Vice President

          Attest:

          By: / S / PATRICIA A. WEST
               Patricia A. West, Ass't Secretary

          CERTAMD.WHC

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                        COLLINS & AIKMAN HOLDINGS CORPORATION



               Collins   &  Aikman  Holdings   Corporation,  a  corporation

          organized and existing under  the General Corporation Law of  the

          State of Delaware (the  "Corporation"), hereby certifies that the amendment  set forth  below to  the Corporation's  Certificate of

          Incorporation was  duly adopted  in accordance with  Sections 228 and 242 of the General Corporation Law of the State of Delaware:


               Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows (provided that such amendment shall not alter, amend or repeal in any way the certificate of designation previously filed thereunder):

                    "The  total number  of shares  of stock  which the
               Corporation   shall   have   authority  to   issue   is
               166,000,000, consisting of:

                    "(a) 150,000,000 shares of Common Stock, par value
               $.01 per share, which shall be designated "Common Stock". Each share of Common Stock shall be entitled to one vote per share; and

                    "(b) 16,000,000  shares  of  Preferred Stock,  par
               value $0.01 per share ('Preferred Stock'). The Board of Directors of the Corporation is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series, by resolution or resolutions and by filing a certificate pursuant to the applicable laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, the provisions of the shares thereof including, but not limited to, the following:

                                          1
                    "(1) the distinctive  designation of such  series,
               the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                    "(2) whether the  shares of such series shall have
               voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                    "(3) the dividends,  if any,  payable  on such  series,
               whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                    "(4) whether the shares  of such  series shall  be
               subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

                    "(5) the amount or amounts  payable upon shares of
               such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding-up, or upon any distribution of the assets, of the Corporation;

                    "(6) whether the  shares of such  series shall  be
               subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                    "(7) whether the  shares of  such series  shall be
               convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                    "(8) the  limitations and restrictions, if any, to
               be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                                          2



                    "(9) the  conditions or restrictions, if any, upon
               the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                    "(10)  any other powers, preferences and relative,
               participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

                    "The    powers,    preferences    and    relative,
               participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                    "Simultaneously  with  the  effectiveness  of  the
               Certificate of Amendment to the Certificate of Incorporation of the Corporation first containing this paragraph each share of Common Stock, par value $1.00 per share, of the Corporation which is issued and outstanding ("Prior Common Stock"), shall, without further action on the part of the Corporation or the holder thereof, be automatically reclassified as and change into 35,035 shares of Common Stock, and all such shares of Common Stock shall be fully paid and nonassessable. Effective at such date and time, each certificate representing shares of Prior Common Stock shall be deemed to represent the total number of shares of Common Stock into which the shares of Prior Common Stock so represented on the face of such certificate shall have been reclassified and changed pursuant to this Article FOURTH. As promptly as practicable thereafter, the Corporation, upon delivery and surrender of existing certificates representing shares of Prior Common Stock by the holder thereof duly endorsed for transfer, shall issue and deliver or cause to be delivered to such holder a certificate or certificates representing the number of shares of Common Stock into which the shares of Prior Common Stock so represented on the face of such certificate so delivered and surrendered shall have been reclassified and changed pursuant to this Article FOURTH."




                                          3

               IN WITNESS  WHEREOF, Collins  & Aikman  Holdings Corporation

          has caused this Certificate to be signed and attested by its duly authorized officers this 27TH day of April, 1994.



                                   COLLINS & AIKMAN HOLDINGS CORPORATION


                                   / S /  PAUL W. MEEKS

                                   By:
                                             Paul W. Meeks
                                   Title:    Vice President and Treasurer


          Attest:

          / S / JOHN F. GROSSBAUER


          John F. Grossbauer
          Assistant Secretary





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